Exhibit 10.4

EXECUTION VERSION

LOCKUP AGREEMENT

This Lockup Agreement is dated as of June 3, 2021 and is between Babylon Holdings Limited, a company limited by shares incorporated under the laws of Jersey with registered number 115471 (the “Company”), Alkuri Sponsors LLC (the “Sponsor”) and each of the stockholder parties identified on Exhibit A hereto and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) by and among the Company, Alkuri Global Acquisition Corp., (“SPAC”) and Liberty USA Merger Sub, Inc. (“Merger Sub”) including the merger of, Merger Sub with and into SPAC, with SPAC continuing on as the surviving entity and a wholly owned subsidiary of the Company, on the terms and conditions set forth therein (the “Merger”) the Stockholder Parties will own equity interests in the Company; and

WHEREAS, as inducement for the Company, the SPAC and Merger Sub to enter into the Merger Agreement and consummate the Merger, and for good and valuable consideration, the receipt of which is hereby acknowledge, the Stockholder Parties are entering into this Agreement and a Registration Rights Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1              Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Lock-up Period” has the meaning set forth in Section 2.1(a).

“Business Day” means a day that is neither a Saturday or a Sunday nor any other day on which banking institutions in New York, New York and the British Virgin Islands are authorized or obligated by Law to close.

“Change of Control” means any transaction or series of transactions (A) following which a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than the Company, the SPAC or any of their respective Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in the Company, the SPAC or any of their respective Subsidiaries, (B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (1) the members of the Board of Directors of the Company or the SPAC immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the Board of Directors of the company surviving the combination or, if the SPAC is a Subsidiary, the ultimate parent thereof or (2) the voting securities of the Company, the SPAC or any of their respective Subsidiaries immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person resulting from such combination or, if the SPAC is a Subsidiary, the ultimate parent thereof, or (C) the result of which is a sale of all or substantially all of the assets of the Company or the SPAC (as appearing in its most recent balance sheet) to any Person.

“Class A Ordinary Shares” means the Class A Ordinary Shares of the Company, par value $0.00001277 per share.

“Class B Ordinary Shares” means the Class B Ordinary Shares of the Company, par value $0.00001277 per share.

“Closing Date” means the date of the closing of the Merger.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Founder” means Dr. Ali Parsadoust.

“Founder Permitted Transferee” means, each of:

(A)       the Founder's spouse, widow, children or remoter issue;

(B)       the Founder's executor or personal representative, the executor or personal representative of any Founder Permitted Transferee or any surviving joint holder of Class B Ordinary Shares;

(C)       any trust or foundation established by the Founder and/or any other Founder Permitted Transferee for the principal benefit of the Founder and/or any Founder Permitted Transferee;

(D)       any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by such trust or foundation;

(E)       any partnership established by the Founder and/or any other Founder Permitted Transferee which is controlled by the Founder and/or any Founder Permitted Transferee;

(F)       any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by, or under common control with, such partnership;

(G)       any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by, or under common control with, the Founder;

(H)       any charitable entity (whether formed as a trust, corporate or unincorporated body and whether or not having separate legal personality) created by the Founder and/or any Founder Permitted Transferee which is regarded as charitable under the laws of any jurisdiction;

(I)       any pension or retirement account created by the Founder and/or any Founder Permitted Transferee under the laws of any jurisdiction; and

any trustee, custodian, general partner, nominee or equivalent of any person or entity described in (A) to (I) above.

“Governmental Entity” means any United States or foreign or international (A) federal, state, local, municipal or other government, (B) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (C) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Immediate Family Member” means any person that is related by blood or current or former marriage or adoption, in each case that is not more remote than a first cousin.

“Lock-up Shares” means with respect to any Stockholder Party and its respective Permitted Lock-up Transferees, (A) the Ordinary Shares held by such Person immediately following the closing of the Merger, but excluding (i) any Ordinary Shares issued and allotted to the PIPE Investors, including to any Stockholder Party through its participation as a PIPE Investor, on the Closing Date and (ii) in the case of the Sponsor, 3,665,625 Ordinary Shares received by the Sponsor as consideration for and in connection with the Merger, (B) the Earnout Shares held by any such Person following the closing of the Merger, and (C) the Ordinary Shares issuable to such Person upon the settlement or exercise of restricted stock units, share options or other equity awards outstanding as of immediately following the closing of the Merger in respect of awards of the Company outstanding immediately prior to the closing of the Merger, determined as if, with respect to any such equity awards that are net exercised, such equity awards were instead cash exercised, but excludes any Private Placement Warrants.

“Merger” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

“Permitted Lock-up Transferees” means, prior to the expiration of the Lock-up Period, any Person to whom such Stockholder Party or any other Permitted Transferee of such Stockholder Party is permitted to transfer such Ordinary Shares pursuant to Section 2.1(b).

“PIPE Investors” mean the investors (which may include Stockholder Parties), the Sponsor, its members or any of their respective Affiliates, who subscribe for private placement shares in the Company on the Closing Date.

“Private Placement Warrants” shall mean (A) warrants to acquire Ordinary Shares received by the Sponsor pursuant to Section 1.02(d) of the Merger Agreement and (B) the Ordinary Shares issued or issuable upon the settlement or exercise of such warrants.

“Release” has the meaning set forth in Section 2.1(f).

“SPAC” has the meaning set forth in the Background.

“Sponsor” means has the meaning set forth in the Preamble.

“Trading Day” means any day on which Ordinary Shares are actually traded on the NASDAQ Capital Market or another principal securities exchange or securities market on which Ordinary Shares are then traded.

“Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

1.2              Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to “Sections” are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
LOCKUP

2.1              Lockup.

(a)              Subject to the exclusions in Section 2.1(b) below and the other provisions of this Agreement, (i) each Stockholder Party agrees that it, he or she shall not Transfer any Lock-up Shares until the earlier of (A) (1) in the case of a Stockholder Party who is not the Founder or a Founder Permitted Transferee, the date that is six (6) months after the Closing Date and (2) in the case of a Stockholder Party who is the Founder or a Founder Permitted Transferee, the date that is nine (9) months after the Closing Date and (B) subsequent to the Closing Date, the date on which (x) the closing price of the Class A Ordinary Shares has equaled or exceeded $15.00 per Class A Ordinary Share (as adjusted for share capital subdivisions, consolidations, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing Date or (y) the Company completes a liquidation, merger, share capital exchange, reorganization or other similar transaction that results in all of the Company’s members having the right to exchange their Ordinary Shares for cash, securities or other property, and (ii) the Sponsor agrees that it shall not Transfer any Private Placement Warrants until 30 days after the Closing Date (each such time period, the “Applicable Lock-up Period”).

(b)              Notwithstanding Section 2.1(a) above, each Stockholder Party or any of its Permitted Lock-up Transferees may Transfer any Lock-up Shares it holds during the Applicable Lock-up Period:

(i) in respect of Lock-up Shares held by the Founder or any of the Founder Permitted Transferees only, to the Founder Permitted Transferees;

(ii) to other Stockholder Parties;

(iii) (1) in the case of the Sponsor, any member or partner of the Sponsor or any of their respective equityholders or (2) in the case of any Stockholder Party (or any Permitted Lock-up Transferee of a Stockholder Party) that is a corporation, partnership, limited liability company, trust or other business entity, to any partners (general or limited), members, managers, shareholders or holders of similar equity interests in the undersigned (or, in each case, its nominee or custodian) or any of their Affiliates;

(iv) by bona fide gift or gifts, including to a charitable organization;

(v) in the case of an individual, transmission upon death of such individual in accordance with Article 24 of the Amended and Restated Memorandum and Articles of Association of Babylon Holdings Limited;

(vi) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the Immediate Family Member of the undersigned;

(vii) to any Immediate Family Member or other dependent;

(viii) to a nominee or custodian of a person to whom a disposition or transfer would be permissible under clauses (iv) through (vii) above;

(ix) pursuant to an order or decree of a Governmental Entity;

(x) to the Company or its subsidiary or parent entities upon death, disability or termination of employment, in each case, of such holder;

(xi) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in each case made to all holders of Ordinary Shares, involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction); provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s shares shall remain subject to the provisions of this Section 2.1;

(xii) to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Ordinary Shares pursuant to any employee benefit plans or arrangements which are set to expire during the Applicable Lock-up Period, where any shares received by the undersigned upon any such exercise will be subject to the terms of this Section 2.1;

(xiii) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 2.1;

(xiv) for the purpose of repaying any loan issued by the Company to any executive officer at the closing of the Merger;

(xv) in any transaction relating to Ordinary Shares acquired by the undersigned in open market transactions;

(xvi) in the case of the Founder and any Founder Permitted Transferee, pursuant to a pledge of up to 10,918,824 in a bona fide transaction to a lender to the undersigned, as disclosed in writing to the Company;

(xvii) in the case of any PIPE Investor, pursuant to a pledge to a lender in connection with such PIPE Investor’s participation in the private placement, as disclosed in writing to the Company (including, for the avoidance of doubt a Transfer to such lender upon the foreclosure of such debt); or

(xviii) any transfers made pursuant to or otherwise in connection with the option agreement between Hanging Gardens Limited and the Founder dated August 17, 2016;

provided that, a Permitted Lock-up Transferee may only Transfer any Lock-up Shares held by it to another Permitted Lock-up Transferee of the original Stockholder Party that held such Lock-up Shares at the Closing Date and, in the case of each transfer or distribution pursuant to clauses 2.1(b)(i) through 2.1(b)(vii) above:

(A)             each donee, trustee, distributee or transferee, as the case may be, shall be bound in writing by the restrictions set out in this Section 2.1;

(B)              any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor and except for any transfer by the Founder pursuant to clause 2.1(b)(i) above only, to which this paragraph (B) shall not apply; and

(C)              if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Applicable Lock-up Period, such Stockholder Party shall provide the Company prior written notice informing them of such report or filing and such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, is bound by the restrictions set out in this Section 2.1.

(c)           For the avoidance of doubt, each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Applicable Lock-up Period so long as no Transfers of such Stockholder Party’s Ordinary Shares in contravention of this Section 2.1 are effected prior to the expiration of the Applicable Lock-up Period.

(d)           Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Lock-up Shares describing the foregoing restrictions.

(e)           Each Stockholder Party agrees not to Transfer any Lock-up Shares in violation of this Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1              Notices. All notices, requests, claims, demands, consents, approvals and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when signed for by the recipient if sent to the recipient by reputable international courier service (charges prepaid), and (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 5:00 p.m. local time at the recipient’s location, and otherwise on the next succeeding Business Day, in each case addressed to the intended recipient as set forth below:

If to the Company, to:

Babylon Holdings Limited

60 Sloane Ave

Chelsea, London SW3 3DD

United Kingdom

Attn: General Counsel

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas

New York, NY 10019

Attention: Megan J. Baier and Michael Labriola

Email: mbaier@wsgr.com and mlabriola@wsgr.com

If to SPAC, to:

Alkuri Global Acquisition Corp.

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Attn: Richard Williams, Chief Executive Officer

Steve Krenzer, Chief Financial Officer

Email: rich@alkuri.com; steve@alkuri.com

with copies (which shall not constitute notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Kyle Gann and Katie Blaszak

Email: kgann@winston.com; kblaszak@winston.com

or to such other address as the Company may have previously furnished to the others in writing in the manner set forth above. If to any Stockholder Party, to such address indicated on the Company’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.2              Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing, executed by (i) the Company, (ii) the Sponsor, and (iii) the Stockholder Parties holding a majority of the voting power of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 3.2 shall be null and void, ab initio. Prior to the consummation of the Merger, this Agreement may not be amended without the prior written consent of the Company.

3.3              Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4              Assignment. No party hereto shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5              Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

3.6              Waiver.

(a)               Any agreement on the part of any party hereto to any waiver of any term or condition of this Agreement shall, (i) in the case of a waiver by the Company, be valid only if approved in writing by the Sponsor and the Stockholder Parties holding a majority of the voting power of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated and (ii) in the case of any other party, be valid only if set forth in a written instrument signed on behalf of such party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

(b)               Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

3.7              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

3.8              Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.

3.9              Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 3.9 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address in accordance with Section 3.1 shall be effective service of process for any such proceeding, claim, demand, action or cause of action. Nothing in this Agreement will affect the right of any party herein to serve process in any other manner permitted by applicable law.

3.10          Remedies. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) such parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.10 shall not be required to provide any bond or other security in connection with any such injunction.

3.11          Entire Agreement. This Agreement and any other documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto or any of their respective subsidiaries with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto, except as expressly set forth or referenced in this Agreement.

3.12          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.13          Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

3.14          Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any joinder to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

3.15          Several Liability. The liability of any Stockholder Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Stockholder Party be liable for any other Stockholder Party’s breach of such other Stockholder Party’s obligations under this Agreement.

3.16          Effectiveness; Termination if Merger Agreement is Terminated. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided, however, that the provisions herein (other than this Article III) shall not be effective until the consummation of the Merger. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

BABYLON HOLDINGS LIMITED

By:	/s/ Ali Parsadoust
	Name:	Ali Parsadoust
	Title:	Chief Executive Officer

ALKURI SPONSORS LLC

By:	/s/ Richard Williams
	Name:	Richard Williams
	Title:	Authorized Signatory

ALP PARTNERS LIMITED

By:	/s/ Anthony Shield
	Name:	Anthony Shield
	Title:	Director

NEDGROUP TRUST (JERSEY) LIMITED AS TRUSTEE FOR THE PARSA FAMILY FOUNDATION

By:	/s/ Anthony Shield
	Name:	Anthony Shield
	Title:	Director

DR ALI PARSADOUST

By:	/s/ Ali Parsadoust
	Name:	Ali Parsadoust
Title:

INVIK SA

By:	/s/ Mikael Holmberg
	Name:	Mikael Holmberg
	Title:	Director

By:	/s/ Réjane Koczorowski
Réjane Koczorowski
Director

VNV (CYPRUS) LIMITED

By:	/s/ Boris Sinegubko
	Name:	Boris Sinegubko
	Title:	Director

THE PUBLIC INVESTMENT FUND

By:	/s/ His Excellency Mr. Yasir O. Al-Rumayyan
	Name:	His Excellency Mr. Yasir O. Al-Rumayyan
	Title:	Governor

Exhibit A

ALP Partners Limited

Nedgroup Trust (Jersey) Limited as Trustee for the Parsa Family Foundation

Dr Ali Parsadoust

Invik SA

VNV (Cyprus) Limited

The Public Investment Fund (PIF)

Exhibit B

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 20__

Reference is made to the Lockup Agreement, dated as of [•], 2021, by and among Babylon Holdings Limited (the “Company”) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

babylon holdings limited

By:
Name:
Title:

[Signature Page to Joinder to Lock-up Agreement]